EXHIBIT 10w1

                              SEVERANCE AGREEMENT

                  AGREEMENT dated as of February 24, 1995 between AMERICAN BRANDS, INC., a Delaware corporation (the "Company"), and CHARLES H. McGILL (the "Executive"),


                             W I T N E S S E T H :

                  WHEREAS, the Company has offered full-time employment to the Executive and the Executive desires to accept such offer, but to be provided with the assurance of receiving certain severance benefits in the event the Company were to take certain actions resulting in the termination of his employment; and

                  WHEREAS, the Company desires to induce the Executive to join its full-time employ by providing him with the assurance of receiving certain severance benefits; and

                  WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of such severance benefits;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties do hereby agree as follows:

                  1.  Termination of Employment.

                  (a) Entitlement to Benefits. If and only if during the term of this Agreement the Executive's employment with the Company is terminated by the Company other than for Disability or Cause (each as defined in this Section l), the Executive shall be entitled to benefits as provided in Section 2. The Executive shall not be entitled to any benefits hereunder in the event his employment with the Company is terminated as a result of his death, by the Company for Disability or Cause or by the Executive for any reason.

                  (b) Disability. Termination of employment by the Company for Disability hereunder shall be deemed to have occurred only if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for 180 consecutive days and, within 30 days after Notice of Termination (as defined in Section 1(d)) is given to the Executive by the Company, the Executive shall not have returned to the full-time performance of his duties.

                  (c) Cause. Termination of employment by the Company for Cause shall be deemed to have occurred only if (i) termination shall have been the result of (A) an act or acts of dishonesty on the Executive's part constituting a felony and intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company, or (B) the Executive's willful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties, and (ii) there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors of the Company at a meeting thereof called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such Board), finding that in the good faith opinion of the Board of Directors of the Company the Executive was guilty of conduct set forth above in clause (i)(A) or (i)(B) of this Section 1(c) and specifying the particulars thereof in detail. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based (x) was done or omitted to be done (l) as a result of bad judgment or negligence on his part, or (2) without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled or (3) as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (y) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of the Company or the laws of the state of its incorporation or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or failure to act.

                  (d) Notice of Termination. Any termination by the Company for Disability or Cause shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (e) Termination Date. As used herein, "Termination Date" shall mean (i) if employment is terminated by the Company for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (ii) if employment is terminated by the Company for Cause, the date on which a Notice of Termination is given and (iii) if employment is terminated for any other reason, the date on which the Executive ceases to perform his duties as an officer of the Company; provided, however, that, in the case of any termination by the Company, if within 30 days after any required Notice of Termination is given the Executive, the Executive notifies the Company that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by written agreement of the parties or by a final judgment, order or decree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided further, however, that if the dispute is resolved in favor of the Company, the Termination Date shall not be so extended but shall be the date determined under clauses (i) and (ii) of this Section 1(e).

                  2.  Compensation Upon Termination.

                  (a) If the Executive's employment is terminated by the Company for Disability or Cause or by the Executive for any reason, the Company shall have no obligation to pay any compensation to the Executive under this Agreement in respect of periods beginning on and after the Termination Date, but this Agreement shall have no effect on any other obligation the Company may have to pay the Executive compensation to which he may otherwise be entitled.

                  (b) If the Company shall terminate the Executive's employment other than for Disability or Cause, then the Company shall pay to the Executive as severance pay in a lump sum on the fifth day following the Termination Date the following amounts:

                    (i) his full base salary through the Termination Date at the rate in effect on the date hereof plus any increases therein subsequent thereto;

                   (ii) in lieu of any further salary payments, incentive compensation awards or profit-sharing plan allocations to the Executive for periods subsequent to the Termination Date, an amount equal to the product of (A) the sum of (1) his annual base salary at the rate in effect on the date hereof plus any increases therein subsequent thereto, plus (2) the greater of $150,000 and the amount awarded to him under Article XII of the By-laws of the Company and any other plans or any arrangements of the Company and its affiliates (the "Incentive Compensation Plans") for the calendar year immediately preceding the year in which the Termination Date occurs (whether or not fully paid), but (if the Termination Date occurs in 1996 or a later year) not less than the amount the Executive would have received if the Executive had received the same percentage of the total amount available for allotment as he receives for 1995, plus (3) the greater of the amount that was allocated to the Executive's account under the Profit-Sharing Plan of American Brands, Inc. (the "Profit-Sharing Plan"), including the Company 401(k) matching contribution thereto, the profit-sharing provisions of the Supplemental Retirement Plan of American Brands, Inc. (the "Supplemental Plan"), including the Company matching award related to the supplemental tax deferred amounts therein, and any other defined contribution plan of the Company or an affiliate thereof for 1995 and the amount that would have been required to be so allocated to him for the year immediately preceding the year in which the Termination Date occurs, multiplied by (B) the lesser of the number one and the fraction of a year from the Termination Date to the Executive's Normal Retirement Date (as defined in the Retirement Plan for Employees and Former Employees of American Brands, Inc. (the "Retirement Plan")); and

                  (iii) all legal fees and expenses incurred by the Executive as a result of such termination (including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

In the event the Termination Date occurs prior to the first full year's allocation under the Company's Profit-Sharing Plan, the amount in (ii)(A)(3) above shall be $30,000.

                  (c) If the Company shall terminate the Executive's employment other than for Disability or Cause, the Company shall maintain in full force and effect, for the Executive's continued benefit for a one-year period (or, if shorter, the period until his Normal Retirement Date) after the Termination Date, all employee life, health, accident, disability, medical and other employee welfare benefit plans, programs or arrangements in which he was participating immediately prior to the date hereof plus all improvements therein subsequent thereto, provided that his continued participation is possible under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred, the Company shall arrange to provide him with benefits substantially similar to those which he would have been entitled to receive under such plan, program or arrangement if he had remained a participant for such additional one-year period (or, if shorter, such additional period until his Normal Retirement Date) after the Termination Date.

                  (d) If the Company shall terminate the Executive's employment other than for Disability or Cause, then in addition to the retirement benefits to which the Executive is entitled under the Retirement Plan, the Supplemental Plan and any other defined benefit pension plan maintained by the Company or any affiliate, and any other program, practice or arrangement of the Company or any affiliate to provide the Executive with a defined pension benefit after termination of employment, and any successor plans thereto (all such plans being collectively referred to herein as the "Pension Plans"), the Company shall pay the Executive monthly beginning at the earliest date that payments commence under any of the Pension Plans an amount equal to the excess of (i) over (ii) below where

                    (i) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive would have been entitled under the terms of each of the Pension Plans in which he was an active participant (without regard to any amendment made subsequent to the date hereof which adversely affects in any manner the computation of the Executive's benefits) determined as if he were fully vested thereunder and had accumulated one additional year (or, if less, the fraction of a year from the Termination Date to the Executive's Normal Retirement Date) of Service thereunder (subsequent to his Termination Date) at his rate of Actual Earnings in effect on the date hereof plus any increases subsequent thereto, and where

                   (ii) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive is entitled under the terms of each of the Pension Plans in which he was an active participant at the date hereof or subsequently.

For purposes of clause (i), the amounts payable pursuant to Sections 2(b)(ii)(A)(l) and (2) and (2)(b)(ii)(B) shall be considered as part of the Executive's Actual Earnings and such amounts shall be deemed to represent one year (or, if less, the fraction of a year from the Termination Date to the Executive's Normal Retirement Date) of Actual Earnings for purposes of determining his highest consecutive five year average rate of Actual Earnings. The supplemental pension benefits determined under this Section 2(d) shall be payable by the Company to the Executive and his contingent annuitant, if any, or to the Executive's surviving spouse as a spouse's benefit if the Executive dies prior to commencement of benefits under this Agreement, in the same manner and for as long as his pension benefits under the Supplemental Plan and shall be adjusted actuarially to reflect payment in a form other than a straight life annuity. Benefits hereunder which commence prior to age 60 shall be actuarially reduced to reflect early commencement to the extent, if any, provided in the Retirement Plan as if the Executive's Termination Date were an Early Retirement Date. All capitalized terms used in this Section 2(d) shall have the same meaning as in the Retirement Plan as in effect on the date hereof, unless otherwise defined herein or otherwise required by the context.

                  (e) If the Company shall terminate the Executive's employment other than for Disability or Cause, the Company shall pay to the Executive as additional severance pay in a lump sum on the fifth day following the Termination Date an amount, if any, equal to the nonvested portion of his account balances under the Profit-Sharing Plan and the defined contribution plan of any affiliate of the Company in which there is maintained for him an account balance which is not fully vested.

                  (f) If the Company shall terminate the Executive's employment other than for Disability or Cause, the Executive shall be entitled to the following as incentive compensation through the Termination Date:

                    (i) the unpaid portion of the amount awarded to him as incentive compensation under the Incentive Compensation Plans for the calendar year immediately preceding the year in which the Termination Date occurs, payable at the time awards thereunder are normally paid; and

                   (ii) incentive compensation under the Incentive Compensation Plans for the calendar year in which the Termination Date occurs, payable at the time awards thereunder are normally paid, in an amount equal to the amount the Executive would have received thereunder for such period if he had been allocated a percentage of the total amount available for allotment equal to the same percentage of the total amount available for allotment as he is allocated for 1995 or, if higher, the percentage for the calendar year immediately preceding the year in which the Termination Date occurs (provided that such incentive compensation shall be $150,000 if the Termination Date occurs in 1995), with such incentive compensation amount prorated for the portion of the year through the Termination Date.

                  (g) If the Company shall terminate the Executive's employment other than for Disability or Cause and a dispute exists concerning the termination as set forth in Section 1(e), the Company shall continue to pay the Executive's full base salary through the date the dispute is finally resolved as provided in Section 1(e).

                  (h) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 2 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date or by any other compensation.

                  (i) Subject to Section 2(j), this Agreement and the obligations of the Company hereunder shall not be in derogation of any other obligations of the Company not set forth herein to pay any compensation or to pay or provide any benefit to the Executive.

                  (j) Notwithstanding any other provision of this Agreement, (a) any amount otherwise payable to the Executive pursuant to the agreement dated as of February 24, 1995 between the Company and the Executive providing compensation after termination of employment following a change in control of the Company shall be reduced by the amount of any payments made by the Company to the Executive under this Section 2, and (b) any benefits to which the Executive is entitled under the Company's severance pay program covering salaried employees generally shall be reduced by benefits paid under Section 2(b)(ii) of this Agreement.

                  3.  Successors; Binding Agreement.

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and any parent company thereof, by agreement or agreements in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement, and in the case of any such parent company expressly to guarantee and agree to cause the performance of this Agreement, in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

                  (b) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives and successors in interest under this Agreement.

                  4. Term. This Agreement shall continue in full force and effect until the third anniversary of the date that notice of termination of this Agreement is given by the Company to the Executive or by the Executive to the Company.

                  5. Notice. Any notice, demand or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                           American Brands, Inc.
                           1700 East Putnam Avenue
                           Old Greenwich, Connecticut  06870

                           Attention:  Secretary

                  If to the Executive:

                           Charles H. McGill
                           580 Park Avenue, Apt. 2C
                           New York, New York  10021

or to such other address as either party may designate by notice to the other and shall be deemed to have been given as of the date so personally delivered or mailed.

                  6. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement cannot be modified or any term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the modification or waiver is sought. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  7. Separability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  8. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

                  9. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and its seal to be hereunto affixed and attested and the Executive has hereunto set his hand as of the date first above written.

[Seal]                                            AMERICAN BRANDS, INC.



                                                 By    Steven C. Mendenhall
                                                       -----------------------
                                                       Senior Vice President and
                                                        Chief Administrative
                                                        Officer



Charles H. McGill
-----------------
Charles H. McGill



[NY1:  35154.01]